Exhibit 99.3

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

OFFER TO EXCHANGE

UP TO $725,000,000 OF 7.25% SENIOR NOTES DUE 2025 WHICH HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR

UP TO $725,000,000 OF 7.25% SENIOR NOTES DUE 2025 WHICH HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                     , 2017

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                      , 2017 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the Letter of Transmittal for Holders of Global Notes and the Letter of Transmittal for Holders of Definitive Notes (as applicable, the “Letter of Transmittal”), PBF Holding Company LLC and PBF Finance Corporation (together, the “Issuers”), are offering to exchange (the “Exchange Offer”) up to $725,000,000 of the Issuers’ 7.25% senior notes due 2025 (the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $725,000,000 of 7.25% senior notes due 2025 (the “old notes”), which have not been registered under the Securities Act in denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The terms of the new notes are materially identical to the terms of the old notes for which they may be exchanged pursuant to the Exchange Offer, except that the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for payments of additional interest, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The old notes are and the new notes will be unconditionally guaranteed by the Subsidiary Guarantors upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Issuers will accept for exchange any and all old notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of old notes and for the information of your clients, including, as applicable, an IRS Form W-9 and instructions thereto (relating to providing taxpayer identification numbers and information relating to U.S. federal income tax backup withholding);

3.	A form of Notice of Guaranteed Delivery; and

4.	A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold old notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 12:00 a.m. midnight, New York City time, on                      , 2017 (the “Expiration Date”), unless the Issuers otherwise extend the Exchange Offer.

To participate in the Exchange Offer, certificates for old notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such old notes into the account of Deutsche Bank Trust Company Americas (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

If holders of the old notes wish to tender, but it is impracticable for them to forward their old notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

The Issuers will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the old notes pursuant to the Exchange Offer. However, the Issuers will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the old notes, except as otherwise provided in the Prospectus and Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.